Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of S&T Bancorp, Inc. (the “Company”), hereby nominates, constitutes and appoints Todd D. Brice and Mark Kochvar , or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-3 (the “Registration Statement”) relating to shelf registration of $300 million of the Company’s securities, and to file any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Todd D. Brice Todd D. Brice	President and Chief Executive Officer; Director (Principal Executive Officer)	August 20, 2012

/s/ Mark Kochvar Mark Kochvar	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 20, 2012

/s/ Melanie Hubler Melanie Hubler	Senior Vice President and Controller	August 20, 2012

/s/ John N. Brenzia John N. Brenzia	Director	August 20, 2012

/s/ John J. Delaney John J. Delaney	Director	August 20, 2012

/s/ Michael J. Donnelly Michael J. Donnelly	Director	August 20, 2012

/s/ William J. Gatti William J. Gatti	Director	August 20, 2012

/s/ Jeffrey D. Grube Jeffrey D. Grube	Director	August 20, 2012

/s/ Frank W. Jones Frank W. Jones	Director	August 20, 2012

/s/ Joseph A. Kirk Joseph A. Kirk	Director	August 20, 2012

/s/ David L. Krieger David L. Krieger	Director	August 20, 2012

/s/ James V. Milano James V. Milano	Director	August 20, 2012

/s/ James C. Miller James C. Miller	Chairman of the Board and Director	August 20, 2012

/s/ Alan Papernick Alan Papernick	Director	August 20, 2012

/s/ Charles A. Spadafora Charles A. Spadafora	Director	August 20, 2012

/s/ Christine J. Toretti Christine J. Toretti	Director	August 20, 2012

/s/ Charles G. Urtin Charles G. Urtin	Director	August 20, 2012